Schering-Plough Exhibit 99.1

News Release

Schering-Plough Corporation

2000 Galloping Hill Road

Kenilworth, New Jersey 07033-0530

FOR RELEASE: IMMEDIATELY Contact: Robert J. Consalvo

(908) 298-7409

SCHERING-PLOUGH REPORTS SETTLEMENT

WITH SECURITIES AND EXCHANGE COMMISSION

KENILWORTH, N.J., Sept. 9, 2003 - Schering-Plough Corporation (NYSE: SGP) today reported that it has reached a settlement with the U.S. Securities and Exchange Commission (SEC) to resolve issues arising from the SEC's inquiry into meetings by the company, including former Chairman/CEO Richard J. Kogan, with investors during the week of Sept. 30, 2002.

In connection with the settlement, Schering-Plough and Kogan, without admitting or denying the SEC's allegations, agreed not to commit any future violations of Regulation FD and related securities laws. In addition, the company and Kogan have agreed to pay penalties of $1 million and $50,000, respectively, to the U.S. Government.

"In moving forward with our Action Agenda to stabilize and then turn around Schering-Plough, we determined that resolving this issue is in the best interests of the company," said Fred Hassan, chairman and chief executive officer, who joined the company in April 2003. "I am glad we were able to put this legacy issue behind us as we move to create a new Schering-Plough."

The SEC settlement document is being posted on the SEC Web site at www. SEC.gov.

Schering-Plough Corporation is a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide.

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